Exhibit 99.1
Investor Contact:
Karen Breen
303-397-8592
TeleTech Announces Fourth Quarter and Full Year 2009 Financial Results
Achieves $1.2 Billion of Full Year 2009 Revenue and $1.12 in Fully Diluted Earnings Per Share;
Delivers 41 Percent Increase in Fourth Quarter 2009 Earnings Per Share;
Solid Operational Performance Drives Full Year 2009 Cash Flow From Operations of $161 Million;
Ends the Fourth Quarter with $109 Million in Cash and No Borrowings on its Credit Facility
Englewood, Colo., February 22, 2010 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of technology-enabled revenue generation, on-demand and business process outsourcing (“BPO”) solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2009. The Company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2009.
“TeleTech’s fourth quarter and full year 2009 results demonstrate our ability to deliver solid performance during both good and bad economic times. Our results are a testament to the strength and sustainability of our company’s business model and management team,” said Ken Tuchman, chairman and chief executive officer. “Our goals and priorities continue to be strategically aligned with the business objectives of our clients. As we deliver on our clients’ goals to increase revenue, optimize processes, reduce risk and maximize the customer experience we improve the financial and operational performance for both our clients and for TeleTech. This strategic alignment gives us confidence in our ability to continue to deliver solid financial performance in 2010.”
FINANCIAL RESULTS
For the fourth quarter 2009, TeleTech reported revenue of $280.8 million, income from operations of 10.4 percent of revenue, and fully diluted earnings per share attributable to TeleTech shareholders of 31 cents.
For the full year 2009, TeleTech reported revenue of $1.2 billion, income from operations of 8.6 percent of revenue, and fully diluted earnings per share attributable to TeleTech shareholders of $1.12.
FOURTH QUARTER 2009 FINANCIAL HIGHLIGHTS
TeleTech’s fourth quarter revenue was $280.8 million compared to $326.0 million in the year-ago period. This decline was primarily attributable to lower client volumes due to reduced demand for clients’ products or services given the weak economic environment and the increased migration of certain client programs to offshore locations. Revenue from TeleTech’s offshore locations in the fourth quarter accounted for $131 million or 47 percent of total revenue.
TeleTech’s fourth quarter 2009 gross margin improved 330 basis points to 30.9 percent from 27.6 percent in the year-ago quarter. This improvement was primarily due to the increased delivery of professional services and technology-based on-demand offerings, the proactive management of the Company’s operating and workforce-related expenses and continued expansion of services provided from our geographically diverse delivery centers.
TeleTech’s fourth quarter 2009 income from operations was $29.3 million or 10.4 percent of revenue, representing a 330 basis point improvement from $23.3 million or 7.1 percent of revenue in the year-ago quarter. The increase in operating margin is primarily due to the gross margin improvement outlined above in addition to a $2.3 million favorable change in the estimate of the Company’s self-insurance reserves.
Fourth quarter 2009 fully diluted earnings per share attributable to TeleTech shareholders increased 41 percent to 31 cents compared to fourth quarter 2008 fully diluted earnings per share of 22 cents.
2009 FINANCIAL HIGHLIGHTS
TeleTech’s full year 2009 revenue was $1.2 billion compared to $1.4 billion for the full year 2008. On a constant currency basis, full year revenue declined 12.5 percent from 2008. These declines were attributable to the impact on quarterly revenue described above.
TeleTech’s 2009 income from operations increased 80 basis points from 7.8 percent of revenue in 2008 to 8.6 percent of revenue in 2009. Income from operations for the year included $9.6 million of restructuring and impairment charges primarily related to the rationalization of certain underperforming delivery centers and associated severance costs.
Excluding the $9.6 million of unusual charges mentioned above, TeleTech’s 2009 non-GAAP income from operations was $110.3 million, or 9.4 percent of revenue, which was unchanged from 2008.
2009 non-GAAP EBITDA was $178.0 million, or 15.2 percent of revenue. This represents a 130 basis point increase over 2008 non-GAAP EBITDA margin of 13.9 percent.
2009 fully diluted earnings per share attributable to TeleTech shareholders increased 5.7 percent to $1.12 on net income of $71.8 million, compared to $1.06 on net income of $73.7 million in 2008. Excluding the $9.6 million of unusual pre-tax charges discussed above, 2009 non-GAAP earnings per share was $1.22.
OTHER BUSINESS HIGHLIGHTS
New Business
During the fourth quarter 2009, TeleTech signed an estimated $100 million in revenue from both new and existing clients. Several of the new business wins in the fourth quarter included TeleTech’s revenue generation and on-demand suite of offerings.
Strong Balance Sheet Continues to Fund Operations
•	As of December 31, 2009, TeleTech had cash and cash equivalents of $109.4 million, no borrowings on its credit facility and total other debt of $9.8 million, resulting in a net positive cash position of $99.6 million.

•	Free cash flow for the full year 2009 was $136.5 million, representing a 38 percent increase from $98.9 million in 2008.

•	Capital expenditures in the fourth quarter 2009 were $5.1 million, down from $10.0 million in the year-ago quarter.

•	Return on invested capital was 27.5 percent as of December 31, 2009.
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BUSINESS OUTLOOK
TeleTech believes volumes across much of its base business are continuing to stabilize, however there are still certain clients which continue to experience softness in their business. At this time, TeleTech remains comfortable with the current analyst consensus numbers for 2010 full year revenue and operating margin and expects to see sequential revenue growth beginning in the second quarter of 2010.
CONFERENCE CALL
A conference call and webcast with management will be held on Tuesday, February 23, 2010 at 8:30 a.m. Eastern Time. You are invited to join the live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Tuesday, March 9, 2010.
NON-GAAP FINANCIAL MEASURES
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.
ABOUT TELETECH
TeleTech is one of the largest and most geographically diverse global providers of technology-enabled business process outsourcing solutions. TeleTech and its subsidiaries have a 28-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. TeleTech and its subsidiaries have developed deep domain expertise and support more than 270 business process outsourcing programs serving approximately 90 global clients in the automotive, communications and media, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by approximately 45,000 employees utilizing 35,600 workstations across 68 delivery centers in 16 countries. For additional information, visit www.teletech.com.
FORWARD-LOOKING STATEMENTS
Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including sales of new products; the possibility of lower revenue or price pressure from our
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clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost—effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2009. The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com. All information in this release is as of February 22, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue	$280,849	$325,985	$1,167,915	$1,400,147

Operating Expenses:
Cost of services	194,017	235,852	820,517	1,024,451
Selling, general and administrative	43,978	51,108	180,039	199,495
Depreciation and amortization	13,457	13,384	56,991	59,166
Restructuring charges, net	58	1,402	5,072	6,059
Impairment losses	—	985	4,587	2,018

Total operating expenses	251,510	302,731	1,067,206	1,291,189

Income From Operations	29,339	23,254	100,709	108,958
Other income (expense)	764	(1,986)	2,334	(4,354)

Income Before Income Taxes	30,103	21,268	103,043	104,604
Provision for income taxes	(8,998)	(6,572)	(27,477)	(27,269)

Net Income	21,105	14,696	75,566	77,335
Net income attributable to noncontrolling interest	(1,066)	(596)	(3,812)	(3,588)

Net Income Attributable to TeleTech Shareholders	$20,039	$14,100	$71,754	$73,747

Net Income Per Share Attributable to TeleTech Shareholders
Basic	$0.32	$0.22	$1.14	$1.08

Diluted	$0.31	$0.22	$1.12	$1.06

Income From Operations Margin	10.4%	7.1%	8.6%	7.8%
Net Income Attributable to TeleTech Shareholders Margin	7.1%	4.3%	6.1%	5.3%
Effective Tax Rate	29.9%	30.9%	26.7%	26.1%

Weighted Average Shares Outstanding
Basic	62,415	64,741	62,891	68,208
Diluted	64,243	65,217	64,238	69,578

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
North American BPO	$211,911	$243,866	$886,738	$1,020,722
International BPO	68,938	82,119	281,177	379,425
Database Marketing and Consulting	—	—	—	—

Total	$280,849	$325,985	$1,167,915	$1,400,147

Income (Loss) From Operations:
North American BPO	$26,874	$21,878	$111,497	$103,084
International BPO	2,465	1,429	(10,788)	6,351
Database Marketing and Consulting	—	(53)	—	(477)

Total	$29,339	$23,254	$100,709	$108,958

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$109,424	$87,942
Accounts receivable, net	216,614	236,997
Other current assets	76,337	79,949

Total current assets	402,375	404,888

Property and equipment, net	126,995	157,747
Other assets	110,797	106,307

Total assets	$640,167	$668,942

LIABILITIES AND EQUITY
Total current liabilities	$145,966	$180,099
Other long-term liabilities	38,300	127,949
Total equity	455,901	360,894

Total liabilities and equity	$640,167	$668,942

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Reconciliation of Gross Margin:

Revenue	$280,849	$325,985	$1,167,915	$1,400,147
Cost of services	194,017	235,852	820,517	1,024,451

Gross margin	$86,832	$90,133	$347,398	$375,696

Gross margin percentage	30.9%	27.6%	29.7%	26.8%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$20,039	$14,100	$71,754	$73,747
Interest income	(543)	(1,015)	(2,634)	(4,816)
Interest expense	529	2,089	3,158	6,738
Provision for income taxes	8,998	6,572	27,477	27,269

EBIT	$29,023	$21,746	$99,755	$102,938
Depreciation and amortization	13,457	13,384	56,991	59,166

EBITDA	$42,480	$35,130	$156,746	$162,104

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$21,105	$14,696	$75,566	$77,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,457	13,384	56,991	59,166
Other	(26,568)	7,187	28,115	24,065

Net cash provided by operating activities	7,994	35,267	160,672	160,566
Less — Total Capital Expenditures	5,096	9,984	24,188	61,712

Free Cash Flow	$2,898	$25,283	$136,484	$98,854

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$29,339	$23,254	$100,709	$108,958
Restructuring charges, net	58	1,402	5,072	6,059
Impairment losses	—	985	4,587	2,018
Equity-based comp review and restatement expenses	195	3,906	(65)	14,645

Non-GAAP Income from Operations	$29,592	$29,547	$110,303	$131,680

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$20,039	$14,100	$71,754	$73,747
Add: Asset impairment and restructuring charges, net of related taxes	40	1,528	6,481	5,169
Add: Equity-based comp review and restatement exp, net of related taxes	135	2,500	(44)	9,373
Less: Release of Income Tax Valuation Allowance	—	—	—	(2,915)

Non-GAAP Net Income attributable to TeleTech shareholders	$20,214	$18,128	$78,191	$85,374
Diluted shares outstanding	64,243	65,217	64,238	69,578
Non-GAAP EPS attributable to TeleTech shareholders	$0.31	$0.28	$1.22	$1.23

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$20,039	$14,100	$71,754	$73,747
Interest income	(543)	(1,015)	(2,634)	(4,816)
Interest expense	529	2,089	3,158	6,738
Provision for income taxes	8,998	6,572	27,477	27,269
Depreciation and amortization	13,457	13,384	56,991	59,166
Asset impairment and restructuring charges	58	2,387	9,659	8,077
Equity-based comp review and restatement expenses	195	3,906	(65)	14,645
Equity-based compensation expenses	2,680	2,411	11,640	10,101

Non-GAAP EBITDA	$45,413	$43,834	$177,980	$194,927